Exhibit 99.1

STOCKHOLDER LETTER

Brookfield

Brookfield Real Estate Income Trust Inc.

Brookfield REIT Update and Outlook

Performance and Portfolio Overview

Brookfield REIT has been exhibiting success in 2022, with a YTD total return of 13.59% for Class I shares as of June 30, 2022.[1] We continue to be very pleased with the returns we've been able to deliver to our stockholders.

The operating fundamentals across our real estate sectors remain strong. Occupancy in our diversified property portfolio stands at 97% as of June 30, 2022, with a remaining weighted-average lease term of 10 years on our commercial assets. Our operating income has benefited from annual contractual rent escalators in our logistics and office assets, and rent growth in our rental residential units continues to outpace rising costs, and inflation more broadly. Lease trade-outs in our multifamily portfolio—or the rent growth we are achieving on units as they expire and are re-let—averaged 17% during the second quarter.

Sectors in Focus

The residential sector continues to be a high-conviction strategy for Brookfield REIT, comprising approximately 60% of our portfolio (gross asset value). In recent months, the level of new construction has slowed primarily due to rising costs, and higher mortgage rates continue to pose challenges for the average buyer to purchase a home. The supply-demand imbalance in the market has benefited our short-term rental residential portfolio and contributed to cash flow growth in this sector. Defensively, we believe our curated portfolio of apartment buildings should act as a natural mitigant to the inflationary environment we are experiencing today.

In April, we acquired Briggs & Union, a 490-unit apartment building in the southern New Jersey suburb of Mount Laurel, 16 miles outside of central Philadelphia, for $158 million. This is a new (2019 vintage), highly amenetized property that benefits from the area's strong demographics located in Burlington County's major regional employment hub. In addition, there is minimal new expected supply in the area, with zero units projected to be delivered through 2024. We believe Brookfield REIT remains well-positioned in the current environment with relatively low vacancy across our portfolio, consistent rent growth and continued strong demand in the sector.

Performance Highlights for Class I as of June 30, 2022[1]

Total Returns

YTD	1-Year	Annualized Since Inception	Distribution Rate[2]
13.49%	32.59%	18.71%	5.18%

Portfolio Highlights as of June 30, 2022

Portfolio Occupancy
97%

Weighted Average Lease Term[3]
10 Years

Past performance is historical and not a guarantee of future results.

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Looking at other sectors, we are sometimes asked why Brookfield REIT has less exposure to industrial real estate relative to other non-traded REITs in the market. It is not because we do not like the sector—Brookfield has a strong investment track record in this property type, along with substantial sourcing and operating capabilities. That said, Brookfield REIT has taken a more cautious approach thus far toward investing in scale in this sector—particularly in large-format warehouse facilities in less densely populated areas of the country. Those are facilities that may be situated along interstate highways with less attractive demographic characteristics and are housed on land with limited residual value. Recent market reports have indicated that new logistics supply may very well exceed incremental demand by 90 million square feet annually beginning in 2023. Consequently, this could pressure market occupancy downward approximately 100 basis points over the next three years. The high-teens rent growth experienced in 2021 and projected for 2022 is being reforecast as low-single-digits this year and in future years. Projections for 2024 and beyond indicate that rent growth will likely roughly match inflation.* Real Estate Credit Opportunities Given the macroeconomic environment that has taken shape for the majority of 2022, with volatility in both equity and debt markets, and base interest rates increasing and credit spreads widening, we have utilized our flexible investment approach and capabilities to pivot our focus to expanding the real estate credit sleeve of our portfolio. This is where our partnership with Oaktree plays a critical role in our strategy today, and has proven to be a significant contributor to Brookfield REIT’s performance during similar times of market volatility, such as in spring 2020. We believe exposure to real estate credit can help minimize the impact of market shocks while capitalizing on income-generating opportunities in disclocated debt markets. Accordingly, we have been opportunistically taking advantage of this real estate credit price dislocation and have grown our investment allocation in this segment at attractive valuations, which we believe will enhance returns to our stockholders. Since May 2022, we have invested approximately $80 million across 16 credit positions, primarily in CMBS bonds secured by high-quality properties owned by well-capitalized sponsors, at an average LTV of 53%. These loans are made against a diversified portfolio of some of the most iconic, irreplaceable properties in the country, including the Boca Raton Hotel, the 1,000-key full-service resort in south Florida featuring a half-mile private beach, as well as the Dolphin Mall in Miami, a 96%-occupied 1.4-million-square-foot grade A+ shopping center, one of the highest-performing retail outlets in the United States, with tenant sales of nearly $1,000 per sq. ft. We believe that these credit investments represent an attractive value opportunity in this environment to supplement our high-quality property portfolio. It’s important to note that we are not financing these debt investments—so our overall leverage at the Fund level will continue to trend downward, as it has over the past few months, as we continue to invest in incremental unencumbered debt positions. We have gradually reduced leverage levels down toward our target of 50%, and with the recent pay-down of our credit facility that took place in the second quarter and incremental unlevered real estate credit investments likely, we should be below 50% later this year. In Closing Despite the uneven macroeconomic environment, we are well-positioned to sustain the success of our operating property portfolio and will continue to invest in stable, income-generating assets that are meaningful for the REIT, as well as in real estate credit for as long as we see attractive opportunities present themselves. With Brookfield’s notable history of owning and operating real estate assets globally, and Oaktree’s world-renowned real estate credit capabilities dating back three decades, the combined expertise and successful track record of this partnership is compelling. We believe we are uniquely well-positioned in this environment, allowing us to be defensive and strategic in our asset selection, and we strongly believe that our flexible investment philosophy could lead to positive outcomes for our stockholders, regardless of the current real estate or economic cycles. We thank you for your continued interest and investment in Brookfield REIT. * Source: Green Street Advisors, as of July 2022.

STOCKHOLDER LETTER
Brookfield REIT Update and Outlook

Performance Summary

Total Returns as of June 30, 2022[1]

	Class I	Class S		Class D	
		No Sales Load	With Sales Load	No Sales Load	With Sales Load
YTD	13.49%	12.64%	8.83%	0.57%	-0.91%
1-Year	32.59%	31.81%	27.35%	–	–
Inception	18.71%	17.46%	15.90%	0.57%	-0.91%
Distribution Rate[2]	5.18%	4.40%		5.00%	

Past performance is historical and not a guarantee of future results.

[1] Total Return is calculated as the percent change in the NAV per share from the beginning of the applicable period, plus the amount of any net distribution per share declared in the period. Total return is not a measure used under generally accepted accounting principles in the United States ("GAAP"). Returns greater than one year are annualized. All returns shown assume reinvestment of distributions pursuant to Brookfield REIT's distribution reinvestment plan, are derived from unaudited financial information and are net of all Brookfield REIT expenses, including general and administrative expenses, transaction-related expenses, management fees, performance fees, and share-class-specific fees, but exclude the impact of early repurchase deductions on the repurchase of shares that have been outstanding for less than one year. Past performance is historical and not a guarantee of future results. Class D, Class S and Class T shares listed as "With Sales Load" reflect the returns after the maximum up-front selling commission and dealer manager fees. Class D, Class S and Class T shares listed as "No Sales Load" exclude up-front selling commissions and dealer manager fees. The returns have been prepared using unaudited data and valuations of the underlying investments in the Brookfield REIT portfolio, which are estimates of fair value and form the basis for Brookfield REIT's NAV. Valuations based upon unaudited reports from the underlying investments may be subject to later adjustments, may not correspond to realized value and may not accurately reflect the price at which assets could be liquidated. Please refer to Brookfield REIT's annual and quarterly reports filed with the SEC, which are available at brookfieldREIT.com, for a full reconciliation of NAV to GAAP measures. For information on how Brookfield REIT calculates NAV, see the "Net Asset Value Calculation and Valuation Guidelines" section of Brookfield REIT's prospectus.

[2] Annualized Distribution Rate reflects the current month's distribution annualized and divided by the prior month's NAV. NAV-based calculations involve significant professional judgment. The calculated value of Brookfield REIT's assets and liabilities may differ from actual realizable value or future value, which would affect the NAV as well as any returns derived from that NAV, and ultimately the value of your investment. As return information is calculated based on NAV, return information presented will be impacted should the assumptions on which NAV was determined prove to be different.

[3] Weighted Average Lease Term excludes residential properties.

The performance information included herein shows Brookfield REIT's historical performance, which is provided solely for background information and should not be relied on in making an investment decision about Brookfield REIT. Brookfield REIT has recently become managed by a new adviser, management team and board of directors. An affiliate of Oaktree Capital Management, Brookfield REIT's former adviser, continues to serve as Brookfield REIT's sub-adviser. In addition, there recently have been significant changes to Brookfield REIT's investment portfolio and investment strategy. As a result, Brookfield REIT's historical performance, distribution rate and distribution frequency may not be an accurate indicator of the future performance or distributions of Brookfield REIT. Decisions as to the timing and amount of distributions in the future will be made in the discretion of Brookfield REIT's board of directors. Please refer to the Brookfield REIT prospectus for more information.

The adviser of Brookfield REIT is Brookfield REIT Adviser LLC (the "Adviser"), an affiliate of Brookfield Asset Management Inc. The sub-adviser of Brookfield REIT is Oaktree Fund Advisors, LLC, an affiliate of Oaktree Capital Management, L.P.

Brookfield Oaktree Wealth Solutions LLC (member FINRA/SIPC) is the dealer manager for the Brookfield Real Estate Income Trust Inc. offering.

FORWARD-LOOKING STATEMENTS

Statements contained in this commentary that are not historical facts are based on our current expectations, estimates, projections, opinions or beliefs. Such statements are not facts and involve known and unknown risks, uncertainties and other factors. Prospective investors should not rely on these statements as if they were fact. Certain information contained in this sales material constitutes "forward-looking statements," which can be identified by the use of forward-looking terminology such as "may," "will," "should," "expect," "anticipate," "project," "target," "estimate," "intend," "continue," "forecast" or "believe" or the negatives thereof or other variations thereon or other comparable terminology. Due to various risks and uncertainties, including those described in the prospectus, actual events or results or our actual performance may differ materially from those reflected or contemplated in such forward-looking statements. No representation or warranty is made as to future performance or such forward-looking statements. In light of the significant uncertainties inherent in these forward-looking statements, the inclusion of this information should not be regarded as a representation by us or any other person that our objectives and plans, which Brookfield REIT considers to be reasonable, will be achieved.

You should carefully review the "Risk Factors" section of the prospectus for a discussion of the risks and uncertainties that Brookfield REIT believes are material to its business, operating results, prospects and financial condition. Except as otherwise required by federal securities laws, Brookfield REIT does not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

BrookfieldREIT.com
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© 2022 Brookfield Asset Management Inc.

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